                                                                   Exhibit 10.3

                            STOCK PURCHASE AGREEMENT

AGREEMENT made as of the 30th day of September, 1994, by and among Pivot Rules Inc. ("Pivot"), Leisure Wear Inc. ("Leisure Wear"), David M. Goldblatt Inc. Profit Sharing Plan, David Goldblatt, Anita Goldblatt and Jeffrey Goldstein (collectively the "Sellers").

1. At the Closing, Pivot shall purchase (i) 51.99 shares of its common stock owned by Leisure Wear, (ii) 4.61 shares owned by David Goldblatt, (iii) 7 shares owned by David M. Goldblatt Inc. Profit Sharing Plan and (iv) 1 share owned by Anita Goldblatt (collectively, the "Shares") in exchange for $50,000 in cash (payable by check on the date of execution of this Agreement, receipt of which is hereby acknowledged) plus a promissory note in the form annexed hereto or Exhibit A (the "Note"), with an aggregate principal balance of $822,291, payable with interest at the rate of 12% per annum, on the following schedule:

                     Principal Payment           Total Payment
                     -----------------           -------------
                                             (including interest)

January 1, 1995         $ 260,358                 $ 285,500


December 31, 1995          82,753                   150,000


December 31, 1996          92,498                   150,000


December 31, 1997         103,598                   150,000


December 31, 1998         133,530                   167,500


December 31, 1999         149,554                   167,500


The note shall be payable to Leisure Wear, as agent for the Sellers. Leisure Wear agrees to allocate all payments made hereunder among the Sellers in proportion to their share ownership.

2. Installment payments under the Note shall be secured by the pledge in escrow of the Shares. The Shares shall be released from escrow as payments under the Note are made, commencing with the January 1, 1995 installment, in proportion to total scheduled principal payments hereunder (including the $50,000 cash payment), e.g. upon the payment of the January 1, 1995 installment, 23 shares shall be released to Pivot. Pivot may at any time substitute collateral of marketable securities or cash equivalent value to the outstanding principal balance under the Note at the time of such substitution.

3. Simultaneously with the execution of this agreement, (a) the parties hereto will enter into an Escrow Agreement, in the form annexed hereto as Exhibit B, pursuant to which Scoppetta &

Seiff, 645 Madison Avenue, New York, NY 10022 will serve as escrow agent; (b) Pivot shall deliver to the Sellers a check for $50,000; and (c) the Sellers shall deliver to the Escrow Agent 64.6 Shares, free and clear of all liens, claims or encumbrances, duly endorsed in blank, to be held by the Escrow Agent pursuant to the terms of this agreement and the Escrow Agreement.

4. The closing under this agreement (the "Closing") shall occur as soon as practicable following the approval by a majority of the disinterested directors serving on the Board of Directors of Pivot (i.e. the directors other than David Goldblatt and Jeffrey Goldstein), and the written approval of the holders of at least 80% of the outstanding shares of Pivot; provided that Pivot shall have the right to waive such 80% requirement and close upon the vote of a lesser percentage if its counsel advises it that such lesser percentage is legally sufficient. Sellers agree to vote the Shares in favor of the approval of this agreement and the transaction contemplated hereby. Pivot shall use its best efforts to close within 20 days of the date hereof and in any event the closing will occur no later than thirty days from the date hereof. The Closing Date shall be fixed by Pivot on not less than 3 business days notice to Sellers. In the event evidence of the foregoing approvals is not delivered to the Sellers at the Closing or the payment scheduled on January 1, 1995 is not delivered within 5 business days of its due date, (a) this agreement shall at the option of Sellers exercised by written notice to Pivot and the Escrow Agent, be null and void, (b) the Escrow Agent shall return all collateral held by it to the Sellers and (c) the Sellers shall be entitled as their sole and exclusive remedy, to keep the $50,000.

5. At the Closing, Pivot shall enter into six-year financial consulting and non-competition agreements, in the form annexed hereto as Exhibit C, (the "Consulting Agreement"), with each of David Goldblatt and Jeffrey Goldstein, pursuant to which consulting and non-competition fees of $37,500 shall be paid to each of them on December 31, 2000 if each has fully complied with the terms hereof. Such agreements shall provide that each of David Goldblatt and Jeffrey Goldstein shall also be entitled to receive $1,000 worth of clothing (at wholesale value) sold by Pivot in each calendar year from 1995 through 1997 and that Pivot shall pay any freight charges to ship the items, which shall be ordered no more than twice each year, to each recipient's home address.

6. The Sellers hereby waive and release, effective on the Closing date, any claims of any kind against Pivot, its other shareholders, directors and officers. Sellers jointly and severally represent and warrant as follows: (a) that they have been advised that (i) Pivot has engaged an investment banker to pursue a possible sale of the Company; (ii) Pivot is commencing discussions with a potential acquirer which may result in a cash purchase offer per share for Pivot which could be a multiple of the purchase price per share offered herein; (iii) Pivot may enter into transactions with other investors or acquirers in the future on substantially more favorable terms than offered herein; and (iv) Pivot has made available to Sellers and each of Leisure Wear's shareholders all financial data and any other information pertaining to a financial restructuring, sale or investment in Pivot; (b) Sellers have had an opportunity to ask any questions and receive any information concerning the business or prospects of Pivot as it may have requested; (c) Sellers own the Shares being purchased by Pivot hereunder free and clear of all liens, claims and encumbrances and no other person has any option or similar right to acquire any of the Shares; (d) Sellers have received all requisite approvals necessary to be obtained by Sellers in order to consummate the transaction contemplated by this agreement including the approval of the Board of Directors and shareholders of Leisure Wear; (e) the consummation by Sellers of the transactions contemplated hereby will not breach any agreement, judgment, order, law, rule or obligation to which the Sellers are a party or to which their property is subject.

7. The Consulting Agreement shall contain the agreement of Messrs. Goldstein and Goldblatt not to directly or indirectly become a shareholder, officer, director, owner, partner, employee, consultant or beneficial owner of any equity securities in any manufacturer or marketer of golf clothing for a six year period.

8. Pivot agrees to indemnify David Goldblatt and Jeffrey Goldstein against any liability incurred by them by reason of a claim made against them in their capacity as officer and/or director of Pivot, so long as (i) such claim arises from an authorized action taken by them while serving in such capacity and (ii) indemnification is available to them for such claim under the New York Business Corporate Law and the Company's Certificate of Incorporation and by-laws as currently in effect.

9. Pivot shall not have the option to prepay indebtedness under the Note; provided that in the event Kenneth Seiff shall case to be a full-time employee of Pivot or a successor or affiliate to Pivot (a "Termination Event"), Sellers shall have the option to require the prepayment, without penalty, of one half of the then outstanding principal amount of the Note. Pivot shall provide notice to Sellers within 10 days of the occurrence of a Termination Event which notice shall include a copy of the latest set of "reviewed" financial statements of Pivot. Sellers shall have 10 days from receipt of such notice to exercise their right to require such prepayment. Upon any such prepayment, a pro rata share of the collateral shall be returned to Pivot by the Escrow Agent and the schedule of principal and interest payments set forth above shall be appropriately adjusted. The prepayment shall be applied to the principal payments due under the Note in inverse order of maturity.

10. At the Closing, the Sellers shall relinquish all rights as shareholders under law and under Pivot's Shareholder Agreement dated August 1, 1991, as amended, including but not limited to the right to designate members of the Board of Directors. At the Closing, Goldblatt and Goldstein shall resign as directors and officers of Pivot. As between the parties hereto, this agreement shall supersede any terms of the Shareholder Agreement regarding the sale of the Shares.

11. In the event of a prepayment default not cured within 30 days after the due day of any installment under the Notes, Pivot shall pay a default rate of interest at the rate of 14% per annum. If payment is not made after an additional 60 days, the Sellers shall have an option either (i) to provide notice to the Escrow Agent to return any remaining collateral held by it to the Sellers in full satisfaction of the remaining amount due under the Note or (ii) to commence appropriate legal action for payment under the Note which shall, in such event, continue to accrue interest at the default rate until payment is made.

12. The foregoing represents the basic agreement of the parties hereto. The parties hereto further agree to execute such other instruments and documents as are necessary to consummate the transaction contemplated hereby.

13. This agreement shall be governed by the laws of the State of New York, without regard to its conflict if law provisions.

14. Any notices required to be delivered hereunder shall be sent by registered or certified mail or by hand delivery with receipt acknowledged or by the Express Mail service offered by the United States Post Office and addressed to the addressee at his address below:

     If to Sellers:      c/o Jeffrey Goldstein
                         Leisure Wear Inc.
                         2020 Vine Drive
                         Merrick, New York 11566

          with copy to:  Robert T. Acker, Esq.
                         549 Broadway
                         Massapequa, New York 11758

     If to Pivot:        80 West 40th Street
                         New York, New York 10018
                         Attention: Kenneth Seiff

          with copy to:  Richard A. Goldberg, Esq.
                         Shereff, Friedman, Hoffman & Goodman
                         919 Third Avenue
                         New York, New York 10022

Such notice shall be deemed to have been received on the date of hand delivery, next day if by Express Mail or five (5) days after the date of deposit in the United States mail.

15. Any action, consent or waiver required to be taken by Sellers hereunder shall be duly evidenced by the signature of Leisure Wear.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first above written.

                                   PIVOT RULES INC.

                                   By: /s/ E. Kenneth Seiff
                                      -------------------------------
                                   Title: President

                                   LEISURE WEAR INC.

                                   By: /s/ Jeffrey Goldstein
                                      -------------------------------
                                   Title: President

                                   /s/ David Goldblatt
                                   ----------------------------------
                                   David Goldblatt

                                   /s/ Anita Goldblatt
                                   ----------------------------------
                                   Anita Goldblatt

                                   /s/ Jeffrey Goldstein
                                   ----------------------------------
                                   Jeffrey Goldstein


                                   David M. Goldblatt Inc. Profit Sharing Plan

                                   By: /s/ David Goldblatt
                                      -------------------------------

                                                                 EXHIBIT A
                                                                 ---------

                                PROMISSORY NOTE


$822,291.00                                                 New York,  New York
                                                             September 30, 1994


         FOR VALUE RECEIVED, PIVOT RULES INC. (the "MAKER"), a New York corporation with its principal place of business located at 80 West 40th Street, New York, New York 10018, hereby unconditionally promises to pay, in lawful money of the United States, to LEISURE WEAR INC. ("LEISURE WEAR"), on behalf of itself and as agent for David M. Goldblatt Inc. Profit Sharing Plan, David Goldblatt, Anita Goldblatt and Jeffrey Goldstein (collectively, the "Sellers") at 2020 Vine Drive, Merrick, New York 11566 or at such other place as may be designated in writing by LEISURE WEAR, the principal sum of EIGHT HUNDRED TWENTY-TWO THOUSAND TWO HUNDRED NINETY-ONE U.S. DOLLARS (U.S. $822,291.00) together with accrued interest thereon on the unpaid principal amount thereof from time to time outstanding until the said principal sum shall be fully paid, at a rate of interest per annum equal to twelve percent (12%). Principal and interest shall be payable in installment as set forth below:

                                  Principal          Total
                                   Payment          Payment
                                  ---------         -------
                                             (including interest)

     January 1, 1995               $260,358        $285,500
     December 31, 1995               82,753         150,000
     December 31, 1996               92,498         150,000
     December 31, 1997              103,598         150,000
     December 31, 1998              133,530         167,500
     December 31, 1999              149,554         167,500


         As collateral security for the obligations of the MAKER under this Note, the MAKER hereby grants to LEISURE WEAR a security interest by pledge in escrow of 64.60 shares of common stock of the MAKER (the "Shares" or "Collateral"), pursuant to an escrow agreement under which Scoppetta & Seiff, 645 Madison Avenue, New York, New York 10022 will serve as escrow agent (the "Escrow Agent"), as set forth in the Stock Purchase Agreement dated as of September 30, 1994, by and among the MAKER and the Sellers (the "Stock Purchase Agreement"). The Shares shall be released from escrow as provided in the Stock Purchase Agreement. The MAKER may at any time substitute collateral of marketable securities or cash of equivalent value to the then outstanding debt balance.

         The MAKER shall not have the right to prepay this Note; provided, however, that in the event Kenneth Seiff shall cease to be a full-time employee of MAKER or a successor or affiliate of the MAKER (a "Termination Event"), the Sellers shall have the option to require the prepayment without payment of any premium or penalty, of one-half of the then outstanding principal amount of the Note. The MAKER shall provide notice to the Sellers within ten (10) days of the occurrence of a Termination Event which notice shall include a copy of the latest set of "reviewed" financial statements of the MAKER. The Sellers shall have ten (10) days from receipt of the Sellers' notice to exercise their right to require such prepayment. Upon such prepayment, LEISURE WEAR shall promptly notify the Escrow Agent and a pro rata share of the Collateral shall be returned to the MAKER by the Escrow Agent and the schedule of principal and interest payment set forth above shall be applied to the principal payments due hereunder in inverse order of maturity.

         Notices required to be delivered hereunder shall be sent by registered or certified mail or by hand delivery with receipt acknowledged or by the Express Mail service offered by the United States Post Office and addressed to the parties hereto at the address set forth above. Such notice shall be deemed to have been received on the date of hand delivery, next day if by Express Mail or five (5) days after the date of deposit in the United States mail.

         If the due date of any payment under this Note would otherwise fall on a day which is not a Business Day, such date will be extended to the immediately succeeding Business Day. The term "Business Day" shall mean any day on which commercial banks in the State of New York are not authorized or required to close.

         In the event of a payment default not cured within thirty (30) days after the due date of any installment payment under this Note, the MAKER shall pay a default rate of interest at the rate of fourteen percent (14%) per annum until such default has been cured. If payment is not made after an additional sixty (60) days, LEISURE WEAR shall have an option either (i) to provide notice to the Escrow Agent to return any remaining Collateral held by it to the Sellers in full satisfaction of any remaining amounts due under the Note or
(ii) to commence appropriate legal action for payment under the Note which shall, in such event, continue to accrue interest at the default rate until such payment is made.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

         Any reference to "LEISURE WEAR" herein shall include the legal representatives of LEISURE WEAR; and the term "MAKER" as used herein shall include the successors and assigns, if any, of the MAKER. LEISURE WEAR shall not assign this Note without the prior written consent of the MAKER.

         IN WITNESS WHEREOF, this Note has been duly executed by the MAKER as of the day and year first above written.

                                       PIVOT RULES INC



                                       By:
                                          ------------------------------------
                                          Name:  Kenneth Seiff
                                          Title: President

                                   EXHIBIT B

                                ESCROW AGREEMENT


     AGREEMENT made this 4th day of October, 1994, by and among Pivot Rules, Inc., a corporation organized under the laws of the state of New York, having its principal place of business at 80 West 40th Street, New York, New York 10018 ("Pivot"), Leisure Wear Inc., a corporation organized under the laws of the state of New York, having its principal place of business at c/o Jeffrey Goldstein, 2080 Vine Drive, Merrick, New York 11566, David M. Goldblatt, Inc. Profit Sharing Plan, having its principal place of business at c/o David Goldblatt, 401 East 80th Street, New York, New York 10021, David Goldblatt, residing at 401 East 80th Street, New York, New York 10021, Anita Goldblatt, residing at 401 East 80th Street, New York, New York 10021, and Jeffrey Goldstein, residing at 2080 Vine Drive, Merrick, New York 11566, (collectively referred to herein as the "Sellers"); and Scoppetta & Seiff, a New York partnership, having its principal place of business at 645 Madison Avenue, New York, New York 10022 (the "Escrow Agent").

                              W I T N E S S E T H

     WHEREAS, Pivot has agreed to purchase a total of 64.6 shares of common stock of Pivot Rules, Inc. (the "Shares") from the Sellers on the terms set forth in the agreement annexed hereto as Exhibit A ("Exhibit A Agreement"); and

     WHEREAS, Pivot and the Sellers have agreed to the appointment of Scoppetta & Seiff as Escrow Agent in connection with the transaction described in the Exhibit A Agreement, and the Escrow Agent is willing to act as such upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

     1. Delivery of the Shares to Escrow Agent. Upon the execution of the Exhibit A Agreement and the payment of the amount of $50,000 by Pivot to the Sellers, the Sellers shall deliver to the Escrow Agent 64.6 Shares, represented by Certificates Nos. 21, 22, 25, and 34, which have been duly endorsed in blank. From time to time, Pivot may instruct Escrow Agent by written notice accompanied by payment in accordance with the Agreement (Annexed as Exhibit A) in the amount and at the times provided or permitted thereunder, to release Shares from Escrow allocable to such payment. Escrow Agent shall not be required or permitted to release such Shares until the payment shall have been made to Sellers in good funds in accordance with the terms of the Agreement.

     2. Rights. Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

         2.1 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any agreement between the Sellers and Pivot nor shall the Escrow Agent be responsible for the performance of the Sellers or Pivot of their respective obligations under any agreement or otherwise.

         2.2 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness, of any notice, instruction, certificate, signature, instrument or document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instruction or to execute any such certificate, instrument or document.

         2.3 In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Shares which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Shares, or a portion thereof, pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Shares with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Shares with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

         2.4 The Escrow Agent will use its best efforts to cause all actions required or permitted to be performed by the Escrow Agent hereunder to be carried out on behalf of the Escrow Agent by Eric A. Seiff, Esq. or, to the extent that this is not feasible, by an employee of the Escrow Agent designated in writing by said Eric A. Seiff.

         2.5 The Escrow Agent shall not be liable for any action taken or omitted hereunder, nor for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

         2.6 Promptly upon receipt thereof by the Escrow Agent, the Escrow Agent will transmit to Pivot, the Sellers, or to any other person designated by Pivot or the Sellers, a copy of any notice, statement or other advice with respect to the status of the Shares, or any transaction with respect thereto.

     3.  Amendment; Resignation\Replacement of Escrow Agent.

         3.1 This Agreement may be altered or amended only with the written consent of Pivot, the Sellers, and the Escrow Agent.

         3.2 The Escrow Agent may resign for any reason upon ten (10) business days' written notice to the Sellers and Pivot. Should the Escrow Agent resign as herein provided, its only duty shall be to hold the Shares for a period of not more than ten (10) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Sellers, Pivot and such successor escrow agent, then the resigning Escrow Agent shall deliver to the successor escrow agent the Shares, less any portion thereof previously delivered out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Sellers, Pivot and a successor escrow agent, then the resigning Escrow Agent shall promptly dispose of the Shares in accordance with Section 2.3 hereof; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement.

         3.3 Within three (3) business days after receipt by the Escrow Agent of a notice signed by both Pivot and the Sellers, which notice shall designate a successor escrow agent and shall be signed by such successor escrow agent to signify that such successor escrow agent is ready, willing and able to assume the duties of escrow agent under this Agreement, the Escrow Agent shall do all things necessary to transfer the Shares to such successor escrow agent and to enable such successor escrow agent to perform all of the duties of escrow agent hereunder.

     4. Representations and Warranties. Pivot hereby represents and warrants to the Escrow Agent that:

         4.1 No party other than the parties hereto have, or shall have, any lien, claim or security interest in the Shares or any part thereof.

         4.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Shares or any part thereof.

     5. Fees and Expenses. Pivot agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

     6.  Indemnification and Contribution.

         6.1 Pivot and the Sellers (referred to jointly as the "Indemnitors") agree, jointly and severally, to indemnify the Escrow Agent and its employees and agents (jointly and severally the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct of the Indemnitees.

         6.2 If the indemnification provided for in this Section 6 is applicable, but for any reason is held to be unavailable, the Indemnitors shall pay or reimburse the Indemnitees for the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

         6.3 The provisions of this Section 6 shall survive any termination of this Agreement, whether by release and delivery of the Shares, resignation of the Escrow Agent or otherwise.

     7. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Shares shall be void as against the Escrow Agent unless:

        (a) written notice thereof shall be given to the Escrow Agent; and
        (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

     8. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed to the addressee at his, her or its address above.

     9. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     10. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

     11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                       PIVOT RULES, INC.


                                       By:
                                          --------------------------------

                                       LEISURE WEAR INC.


                                       By:
                                          --------------------------------

                                       DAVID M. GOLDBLATT, INC.
                                         PROFIT SHARING PLAN


                                       By:
                                          --------------------------------
                                             David Goldblatt


                                       -----------------------------------
                                       DAVID GOLDBLATT


                                       -----------------------------------
                                       ANITA GOLDBLATT


                                       -----------------------------------
                                       JEFFREY GOLDSTEIN


                                       SCOPPETTA & SEIFF


                                       By:
                                          --------------------------------

                                                                 EXHIBIT C


                                PIVOT RULES INC.
                              80 WEST 40TH STREET
                            NEW YORK, NEW YORK 10018



                                                      October ___, 1994



Mr. [David Goldblatt] [Jeffrey Goldstein]

----------------------------------

----------------------------------

----------------------------------

Dear Mr. [Goldblatt][Goldstein]:

     In connection with the Stock Purchase Agreement, dated October ___, 1994, by and among Pivot Rules Inc., a New York corporation (the "Company"), Leisure Wear Inc., David M. Goldblatt Inc. Profit Sharing Plan, Anita Goldblatt, [Jeffrey Goldstein and yourself] [David Goldblatt and yourself], you hereby agree to provide certain financial consulting services to the Company and not to compete with the Company, on the terms and subject to the conditions set forth herein.

     1. Consulting. You hereby agree to provide such consulting services to the Company as may be reasonably requested through October ___, 2000; provided, that such services shall not interfere with your other business activities or require more than two (2) hours per month.

     2. Non-Competition. You agree that until October ___, 2000, you will not directly or indirectly become a shareholder, officer, director, owner, partner, employee, consultant or beneficial owner of any equity securities in any manufacturer or marketer of golf clothing.

     3. Confidential Information. You agree to keep confidential any confidential or proprietary information concerning the Company which you may now have or which you may receive in the future, except as may be required by law.

Mr. [David Goldblatt] [Jeffrey Goldstein]
October __, 1994
Page 2


     4. Consideration. As consideration for your providing the consulting services and agreeing not to compete as described herein, you shall be entitled to receive (i) a fee equal to Thirty-Seven Thousand Five Hundred U.S. Dollars (U.S. $37,500.00), payable on December 31, 2000; provided, you are and have been in full compliance with all the terms and conditions of this letter agreement and the Stock Purchase Agreement; and (ii) clothing equal in value to One Thousand U.S. Dollars (U.S. $1,000.00) (at wholesale value) sold by the Company in each calendar year from and including 1995 through 1997. The Company shall pay any freight charges to ship such items, which shall be ordered no more than twice each year, to be shipped to your home address.

     5. Successors and Assigns. As this letter agreement is personal in nature, neither party shall have the right to assign any or all of its rights, duties and obligations hereunder.

     6. Governing Law. This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law thereof.

     This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                        Very truly yours,

                                        PIVOT RULES INC.

                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

The terms of the foregoing letter agreement are accepted and agreed to this ___ day of October, 1994.


------------------------------------
[David Goldblatt][Jeffrey Goldstein]


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